Exhibit A

                               Balch & Bingham LLP
                               Birmingham, Alabama


                                October 14, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re: Statement on Form U-1 of The Southern Company and Southern Power Company
    (File No. 70-9701)


Ladies and Gentlemen:

         We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the payment of a dividend from capital surplus by Southern Power Company ("Southern Power") as described in such Form U-1, as amended.

         We are of the opinion that:

         (a) Southern Power is a validly organized and duly existing corporation under the laws of the State of Delaware;

         (b) the subject transactions have been consummated in accordance with such statement on Form U-1, as amended;

         (c) all state laws applicable to such transactions have been complied with; and

         (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Southern Power or any associate company thereof.

         We hereby consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by Southern Power of the certificate pursuant to Rule 24.


                                             Very truly yours,

                                         /s/Balch & Bingham LLP